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Exhibit 2.2

        This Security is not insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation or any federal or other governmental agency of the United States of America or Canada.

        This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof or a successor of such Depositary or a nominee of such successor, and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a global Security subject to the foregoing, except in such limited circumstances.

        Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CANADIAN IMPERIAL BANK OF COMMERCE

Index-Linked Notes due March 31, 2009
(Linked to the S&P 500® Index)

No. 1 CUSIP No. 13605FAK4	US$4,000,000

        Canadian Imperial Bank of Commerce, a financial institution duly organized and existing under the Bank Act (Canada) (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $4,000,000 on March 31, 2009 or such other date as determined pursuant to Section 2.4 on the reverse hereof (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Security shall not bear periodic interest. On the Maturity Date, the Company shall pay the Holder hereof the Index Return Payment (if any) as such term is defined in Section 2 on the reverse side of this Security. The payment of such principal (and Index Return Payment, if any) shall be made at the office or agency maintained by the Company in either Wilmington, Delaware or New York, New York; provided, that if CEDE & CO. or another nominee of the Depository is the registered owner of this Security, payments of principal and the Index Return Payment, if any, or other payment required to be made hereon, if any, will be made in immediately available funds through the Depository's Same-Day Funds Settlement System.

        This is redeemable before the Maturity Date as provided in Section 4 on the reverse hereof.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

        Dated: September 30, 2004

CANADIAN IMPERIAL BANK OF COMMERCE
By:
Name: D.G. Dickinson Title: Vice President
By:
Name: Peter W. Kay Title: Senior Vice President

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, As Trustee
By:
Authorized Signer

[REVERSE OF SECURITY]

        1.    General.    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an indenture, dated as of May 28, 2003 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and will initially be offered in the principal amount of $4,000,000. The Company may, without the consent of the Holders, issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security.

        2.    Index Return Payment.

        2.1   At maturity, in addition to the principal amount hereof, the Company shall pay the Holder the Index Return Payment in cash. The Index Return Payment shall equal: (i) the principal amount hereof; multiplied by (ii) the Upside Participation Rate; multiplied by (iii) a fraction, the numerator of which shall equal the amount, if any, by which the Monthly Average Index Level exceeds the Initial Index Level and the denominator of which is the Initial Index Level. If the Monthly Average Index Level is equal to or less than the Initial Index Level, then there shall be no Index Return Payment. Notwithstanding the foregoing, if the Index is replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the Index, then the successor index (the "Successor Index") will be deemed to be the Index. If the Index Sponsor at any time does not calculate the Index and a successor sponsor determined to be acceptable by the Calculation Agent calculates and announces the Index, such successor sponsor shall be deemed to be the Index Sponsor.

        2.2   (a)  If (i) on or prior to any Determination Date, the Index Sponsor announces that it will make a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events) (an "Index Modification") or permanently cancels the Index and no Successor Index exists or no longer calculates the Index (an "Index Cancellation") or (ii) on such Determination Date, the Index Sponsor fails to calculate and announce the Index (an "Index Disruption" and together with an Index Modification and an Index Cancellation, each an "Index Adjustment Event"), then the Calculation Agent shall determine if such Index Adjustment Event materially affects the potential amount payable on these Securities at maturity and, if so, then the Calculation Agent shall calculate the Closing Level on such Determination Date and for each Determination Date thereafter using, in lieu of a published level for the Index, the level for the Index as of any such Determination Date as determined by the Calculation Agent in accordance with the formula for and method of calculating the Index used by the Index Sponsor last in effect prior to the change, failure or cancellation giving rise to the Index Adjustment Event, using only those securities that comprised the Index immediately prior to that Index Adjustment Event. For purposes of clause (i), the Calculation Agent shall determine in its sole and absolute discretion whether any such change is material.

          (b)   Notwithstanding Section 2.2(a), if the Calculation Agent determines, in its sole and absolute discretion, that the calculations described in Section 2.2(a) will not achieve an equitable result or are impracticable, then the Calculation Agent may make such further calculations and adjustments to the Index as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or, if applicable, Successor Index, as the case may be, as if the Index Adjustment Event had not occurred and the

  Calculation Agent will calculate the Index Closing Level and the Initial Index Level, if necessary, with reference to the index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent will adjust such Index in order to arrive at a level of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

        2.3   In the event that any Closing Level for any Determination Date published by the Index Sponsor and which is utilized for any calculation of the Index Return Payment is subsequently corrected and the correction is published by the Index Sponsor on or before the first Scheduled Trading Day after the Final Determination Date, the Calculation Agent will determine the Index Return Payment payable as a result of that correction, and, to the extent necessary, will adjust the Index Return Payment to account for such correction.

        2.4   If any Determination Date is a Market Disrupted Day, then such Determination Date shall be the first succeeding Scheduled Trading Day that is not a Market Disrupted Day, unless each of the eight Scheduled Trading Days immediately following the originally scheduled Determination Date is a Market Disrupted Day. In such case, (A) such eighth Scheduled Trading Day shall be deemed to be such Determination Date, notwithstanding the fact that such day is a Market Disrupted Day, and (B) the Calculation Agent shall determine the level of the Index as of such eighth Scheduled Trading Day in accordance with the formula for and method of calculating the Index used by the Index Sponsor last in effect prior to the occurrence of the first Market Disrupted Day using the Exchange traded or quoted price as of such eighth Scheduled Trading Day of each security comprised in the Index (or, if an event giving rise to a Market Disrupted Day has occurred in respect of the relevant security on such eighth Scheduled Trading Day, such good faith estimate of the value for the relevant security as of such eighth Scheduled Trading Day). In the event the Final Determination Date is postponed pursuant to this Section 2.4, the Maturity Date shall be the date that is the third Note Business Day immediately following the actual Final Determination Date.

        2.5   Absent manifest error, all determinations made by the Calculation Agent shall be final and binding on the Holder. The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain closing levels or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

        2.6   As used in this Section 2:

    (i)    "Calculation Agent" means the Person responsible for calculation of the Index Return Payment and making the determinations required to be made hereby. Initially, the Calculation Agent shall be the Company.

    (ii)    "Closing Level" means, for any Note Business Day, the official closing level for the Index for such Note Business Day as announced by the Index Sponsor; provided, that, if on or after the date this Security is issued the Index Sponsor materially changes the time of day at which such official closing level is determined or no longer announces such official closing level, the Company may thereafter deem the Closing Level of the Index to be the level of the Index as of the time of day used by the Index Sponsor to determine the official closing level prior to such change or failure to announce.

    (iii)    "Determination Date" means the 26th day of each full calendar month during the regularly scheduled term of these Securities; provided, that if such 26th day of such month is not a Note Business Day, then the Determination Date for such month shall be on the first Note Business Day after the 26th day of such month. The first Determination Date shall be October 26, 2004 and the Final Determination Date shall be March 26, 2009.

    (iv)    "Early Closure" means the closure on any Note Business Day of any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the Index or any Related Exchange(s) prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange(s) or Related Exchange(s) at least one hour prior to the earlier of: (i) the actual closing time for the regular trading session on such Exchange(s) or Related Exchange(s) on such Note Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Valuation Time on such Note Business Day.

    (v)    "Exchange" means each exchange or quotation system which the Company determines to be the primary exchange or quotation system for the trading in a security underlying the Index, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the securities underlying the Index has temporarily relocated (provided that the Company has determined that there is comparable liquidity relative to the securities underlying the Index on such temporary substitute exchange or quotation system as on the original Exchange).

    (vi)    "Exchange Disruption" means any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general: (i) to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of the Index on any relevant Exchange, or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the Index on any relevant Related Exchange.

    (vii)    "Final Determination Date" means the Determination Date scheduled for March 26, 2009.

    (viii)    "Index" means the S&P 500® Index.

    (ix)    "Index Sponsor" means any Person which: (A) is responsible for setting and reviewing the rules and procedures and the methods of calculation and adjustments, if any, related to the Index and (B) announces (directly or through an agent) the level of the Index on a regular basis during each Scheduled Trading Day, provided that such Person is reasonably acceptable to the Company. The initial Index Sponsor is Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

    (x)    "Initial Index Level" means 1,103.52, the Closing Level of the Index on September 27, 2004.

    (xi)    "Market Disrupted Day" means any Scheduled Trading Day on which a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.

    (xii)    "Market Disruption Event" means the occurrence or existence of: (i) a Trading Disruption, (ii) an Exchange Disruption (which in either case of clauses (i) or (ii), the Calculation Agent determines is material, at any time during the one hour period that ends at the relevant Valuation Time), or (iii) an Early Closure. For the purposes of determining whether a Market Disruption Event exists at any time, if a Market Disruption Event occurs in respect of a security included in the Index at any time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of: (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index, in each case immediately before the occurrence of such Market Disruption Event.

    (xiii)    "Monthly Average Index Level" means the arithmetic average of the Closing Levels of the Index determined on the 54 Determination Dates.

    (xiv)    "Note Business Day" means a Business Day (as defined in the Indenture) which is also a Scheduled Trading Day.

    (xv)    "Related Exchange" means each exchange or quotation system where trading has a material effect (as determined by the Company) on the overall market for futures or options contracts relating to the Index or the securities comprising the Index.

    (xvi)    "Scheduled Closing Time" means, in respect of an Exchange or Related Exchange and a Scheduled Trading Day, the scheduled weekday closing time of such Exchange or Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

    (xvii)    "Scheduled Trading Day" means any day on which each Exchange and each Related Exchange are scheduled to be open for trading for their respective regular trading sessions.

    (xviii)    "Trading Disruption" means: (a) any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise: (i) on any relevant Exchange(s) relating to securities that comprise 20 percent or more of the level of the Index, or (ii) in futures or options contracts relating to Index on any Related Exchange, or (b) any event, circumstance or cause (whether or not reasonably foreseeable) beyond the reasonable control of the Company or any person that does not deal at arm's length with the Company which the Company determines has or will have a material adverse effect on the ability of equity dealers generally to place, maintain or modify hedges of positions in respect of the Index.

    (xix)    "Upside Participation Rate" means 100%.

    (xx)    "Valuation Time" means the time of day at which the Closing Level is to be determined by the Index Sponsor on a Scheduled Trading Day.

        3.    No Redemption.    These Securities are not redeemable prior to Maturity, except as set forth in Section 4.

        4.    Additional Payments and Right of Redemption upon the Occurrence of a Tax Event.    The Company will pay to any Holder who is a resident of the United States (for the purposes of The Canada-United States Tax Convention (1980)) such additional amounts (the "Additional Tax Amount") as may be necessary in order that every net payment of the principal of and interest on the Securities of this series and any other amounts payable on such Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by Canada, will not be less than the amount provided for in such Securities to be then due and payable. The Company will not, however, be required to make any payment of Additional Amounts to any beneficial owner for or on account of:

    (i)    any such tax, assessment or other governmental charge that would not have been so imposed but for a connection (including, without limitation, carrying on business in Canada or a Province of Canada or having a permanent establishment or fixed base in Canada or a Province of Canada) between such owner or the beneficial owner of a Security and Canada or a political subdivision or taxing authority of or in Canada, other than merely holding such Security or receiving payments with respect to such Security;

    (ii)    any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge with respect to such Security;

    (iii)    any tax, assessment or other governmental charge imposed by reason that such owner or beneficial owner of such Security does not deal at arm's length within the meaning of the Income Tax Act (Canada) with the Company;

    (iv)    any tax, assessment or other governmental charge that is levied or collected otherwise than by withholding from payments on or in respect of such Security;

    (v)    any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any such security, if such payment can be made without such withholding by at least one other paying agent;

    (vi)    any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such security, if such compliance is required by Canada or any political subdivision or taxing authority of or in Canada as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

    (vii)    any combination of the items listed above;

          nor shall additional amounts be paid with respect to any payment on such Securities to a resident of the United States (for purposes of the Canada-United States Income Tax Convention (1980)) who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the security directly.

        The Company shall have the right to redeem the Securities of this series prior to maturity as provided in the Indenture but subject to the provisions hereinafter set forth, in whole but not in part, if at any time prior to maturity, it is or will be obligated to pay the Additional Tax Amounts as described in this Section 4.

        Notice of such redemption shall not be given earlier than sixty days prior to the earliest date on which the Company would obligated to pay such Additional Tax Amounts if a payment in respect of the Securities of this series were then due. Notice of redemption will be given not less than thirty and not more than sixty days prior to the date fixed for redemption, which date and applicable redemption price will be specified in the notice. Prior to giving any notice of redemption, the Company will deliver to the Trustee: (i) a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company's right to so redeem have occurred and (ii) an opinion of independent counsel or written advise of a qualified tax expert, such counsel or expert being reasonably acceptable to the Trustee, to such effect based on such statement of facts.

        The redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve the Holder's and the Company's relative economic position.

        5.    Events of Default.    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        6.    Modifications and Waivers; Obligation of the Company Absolute.    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any other amounts required to be paid on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

        7.    Authorized Denominations.    The Securities are issuable in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

        8.    Registration of Transfer.    As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        This Security is exchangeable only if: (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Security shall be exchangeable for certificated Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the definitive Securities so issued in exchange for this permanent Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Security to be exchanged, and provided further that, unless the Company agrees otherwise, Securities of this series in certificated registered form will be issued in exchange for this permanent Security, or any portion hereof, only if such Securities in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        9.    Owners.    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        10.    No Recourse Against Certain Persons.    No recourse for the payment of the principal or any other amounts required to be paid on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of either of them, either directly or through the Company or any successor corporation of either of them, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

        11.    No Defeasance.    The provisions set forth in Sections 10.01(b) and (c) of the Indenture shall not apply to the Securities of this series.

        12.    Governing Law.    The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

        13.    Notices.    Notices to Holders of Registered Securities shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his or her last address as it appears in the Security Register.

        14.    Defined Terms.    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                   attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON PAGE 1 OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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TRUSTEE'S CERTIFICATE OF AUTHENTICATION
[REVERSE OF SECURITY]